UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): February 18, 2011

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2011, China Media Group Corporation ("CMG"), Good World Investments Limited ("GWIL"), a wholly owned subsidiary of CMG, the Vendors and Advance Tech Communications Sdn. Bhd. ("ATC") entered into a Sale and Purchase Agreement ("SP Agreement") for GWIL to acquire 5% equity interest (equivalent to 293,000 shares) in ATC from two independent Vendors for a total purchase consideration of Malaysian Ringgits RM293,000 (about USD96,642), of which RM87,900 (about USD28,992) shall be paid in cash and the remaining balance of RM205,100 (about USD67,650) shall be paid by the issuance of 2,205,376 shares in CMG.

ATC is a technology company incorporated in Malaysia. ATC is engaged in research and development of mobile convergent wireless devices and has developed a proprietary mobile communication devices name M.A.G.I.C.

ATC is owned as to 9% by Mr. Pheng Cheng LOI, CEO of CMG.

The SP Agreement is attached hereto in Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company shall issue 2,205,376 shares of its common stock as part of the consideration for the purchase of 293,000 shares in ATC.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibit No. Description - See table below.

Exhibit	Description	Location
Exhibit 10.1	Sale and Purchase Agreement	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	CHINA MEDIA GROUP CORPORATION
By: /s/ Cheng Pheng LOI
---------------------------------
Name: Cheng Pheng LOI
Title: President